SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                     UNISTONE, INC.
         (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)    Title of each class of securities to which transaction applies:  N/A

2)    Aggregate number of securities to which transaction applies:  N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

4)    Proposed maximum aggregate value of transaction:  N/A.

5)    Total fee paid:  N/A.

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:  $0.

          2)   Form, Schedule or Registration Statement No.:  N/A

          3)   Filing Party:  N/A

          4)   Date Filed:  N/A

                                 UNISTONE, INC.

                         5525 SOUTH 900 EAST, SUITE 110
                           SALT LAKE CITY, UTAH 84117
                                 (801) 262-8844

                              INFORMATION STATEMENT

                  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                          REQUESTED NOT TO SEND A PROXY



INTRODUCTION
------------

     This Information Statement is furnished in connection with a special meeting of the stockholders of Unistone, Inc., a Delaware corporation (the "Company"), to be held on Wednesday, August 11, 1999, at 10:00 a.m. Mountain Daylight Time (the "Meeting"). The Meeting will be held at the offices of the Company, 5525 South 900 East, Suite 110, Salt Lake City, UT 84117. This Information Statement and the accompanying Notice of Special Meeting of Stockholders are first being mailed to common stockholders on or about July 12, 1999. Only stockholders of record at the close of business on July 7, 1999 (the "Record Date"), are entitled to notice of and to vote at the Meeting and any adjournment thereof.

     The following matters to be presented to the Meeting have been adopted by the unanimous resolution of the Board of Directors:

     1. Effect a reverse split of the issued and outstanding voting securities of the Company's one mil ($0.001) par value common stock (the "Common Stock") on a basis of one for forty, while retaining the current authorized capital and par value, with appropriate adjustments in the stated capital accounts and capital surplus accounts, with all fractional shares being rounded up to the nearest whole share; provided, however, that no stockholder, computed on a per stock certificate of record basis on the effective date hereof, currently owning 100 or more shares shall be reduced to less than 100 shares as a result of the reverse split and that no stockholder owning less than 100 shares, on the per stock certificate of record basis on the effective date hereof, shall be affected by the reverse split; such additional shares required to provide the minimum of 100 shares shall be conveyed to the Company by Jenson Services, Inc.; and provided, further, the reverse split will become effective as of the filing date of the Articles of Amendment with the state of Delaware;

     2. That all shares required for rounding be issued by the Company;

     These resolutions have been previously adopted by the Board of Directors of the Company. Management believes that the holders of sufficient number of shares to effect the reverse split will attend the meeting, in person or by proxy. Therefore, the Company does not intend to solicit proxies for the matter to be voted on.

          These amendments are the only matters covered by this Information Statement.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE AFOREMENTIONED PROPOSALS

     Section 242(b) of the Delaware Law provides that every amendment to the Certificate of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Pursuant to Delaware Statute, if a quorum is present at the Meeting, the reverse split of the Company's Common Stock will be approved if the number of votes cast in favor of that proposal exceeds the number of votes cast in opposition. See the caption "Voting Procedures, " herein.

     The Company has solicited support for the reverse split from four major stockholders, Jenson Services, Inc., Berliner Holdings, LTD., Unicom Financial (Canada), LTD., and H. Claus Voellmecke, who collectively own approximately 69.4% of the issued and outstanding voting securities of the Company as of the Record Date. The aforementioned shareholders have consented to vote for and adopt the reverse split of the Company's Common Voting Stock. No further votes are required, and none will be solicited. See the caption "Voting Securities and Principal Holders Thereof, " herein.


RECORD DATE AND OUTSTANDING SHARES.
----------------------------------

     The Board of Directors has fixed Wednesday, July 7, 1999, as the Record Date for the determination of holders of Common Stock entitled to notice of and to vote at the Meeting and any adjournment thereof. At the close of business on that date there will be 21,600,000 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock will be entitled to one vote per share held.


DISSENTERS' RIGHTS OF APPRAISAL.
-------------------------------

     The Delaware Statutes do not provide any dissenter's rights with respect to any of the matters to be voted on at the Meeting. Therefore, no dissenter's rights of appraisal will be given in connection with therse matters.

     THE COMPANY HAS SOLICITED SUPPORT FROM FOUR MAJOR SHAREHOLDERS WHO COLLECTIVELY OWN SUFFICIENT VOTING SECURITIES TO ADOPT, RATIFY AND APPROVE THE REVERSE SPLIT. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.


INTEREST   OF  CERTAIN   PERSONS  IN  MATTERS  TO  BE  ACTED  UPON.
-------------------------------------------------------

     No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments effect the reverse split of the Company's outstanding voting securities or in any action covered by the related resolutions adopted by the Board of Directors and the majority stockholders, which is not shared by all other stockholders.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.
-----------------------------------------------

     The securities that have been entitled to vote at the meeting consist of shares of $0.001 par value common stock of the Company. Each share of common stock is entitled to one vote. The number of outstanding shares of common stock at the close of business on July 7, 1999, the record date for determining stockholders who are entitled to notice of and to vote on the amendments to the Company's Articles of Incorporation, will be 21,600,000.

SECURITY OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT.
------------------------------------------------------

     To the knowledge of management and based upon a review of the stock ledger maintained by its transfer agent, the following table sets forth the Common Stock holdings of the Company's directors, executive officers and those persons who beneficially own more than 5% of the Company's Common Stock as of the Record Date.


                            Number of Shares           Percentage
Name and Address           Beneficially Owned          of Class (1)
----------------           ------------------           --------
Travis T. Jenson               4,500                     0%
5525 S. 900 E. #110
Salt Lake City, Utah
84117

James P. Doolin                    0                     0%
4803 S. 1110 E.
Salt Lake City, Utah
84117

William Hollingsworth              0                     0%
192 North 1st West
Preston, ID  83263

Berliner Holdings, Ltd.       4,000,000*                 18.5%
co/FOI LTD.
23 Fraser Avenue
Toronto, Ontario CANADA
M6K1Y7

Jenson Services, Inc.         7,500,000                  34.7%
5525 S. 900 E. #110
Salt Lake City, UT
84117

Unicom Financial              2,000,000**                9.3%
(Canada) Ltd.
405 The West Mall, Suite 700
Etobicoke, Ontario  CANADA
M9C5JI

H Claus Voellmecke            1,500,000                   6.9%
FOI LTD.
23 Fraser Avenue
Toronto,Ontario
M6K1Y7
                              -------                     ----
                             15,004,500                   69.4%

     *Mr H Claus Voellmecke may be deemed to be the beneficial owner of these shares due to his affiliation with Berliner Holdings, Inc. Mr Voellmecke is President of Berliner Holdings, Inc.

     **H Claus Voellmecke may be deemed to be the beneficial owner of these shares due to his affiliation with Unicom Financial (Canada) Ltd. Mr. Voellmecke is President of Unicom Financial (Canada) Ltd.



MODIFICATIN OR EXCHANGE OF SECURITIES.
-------------------------------------

     The  Company's   Board of Directors  has unanimously  adopted a  resolution declaring the advisability of the following actions modifying its outstanding securities:

     1. Effect a reverse split of the issued and outstanding voting securities of the Company's one mill ($0.001) par value common stock (the "Common Stock") on a basis of one for forty, while retaining the current authorized capital and par value, with appropriate adjustments in the stated capital accounts and capital surplus accounts, with all fractional shares being rounded up to the nearest whole share; provided, however, that no stockholder, computed on a per stock certificate of record basis on the effective date hereof, currently owning 100 or more shares shall be reduced to less than 100 shares as a result of the reverse split and that no stockholder owning less than 100 shares, on the per stock certificate of record basis on the effective date hereof, shall be affected by the reverse split; such additional shares required to provide the minimum of 100 shares shall be conveyed to the Company by Jenson Services, Inc.; and provided, further, the reverse split will become effective as of the filing date of the Articles of Amendment with the state of Delaware;

     2. That all shares required for rounding be issued by the Company.

     The reasons for these modifications and the material differences between the outstanding securities before and after the modifications are discussed below.

Reverse Split.

     The Board of Directors has unanimously adopted a resolution declaring the advisability of, and submitting to the stockholders for approval of, a reverse split of the issued and outstanding shares of its Common Stock in the ratio of one share for every 40 shares outstanding on the date of filing with the Delaware Secretary of State of an Amendment to the Articles of Incorporation, with fractional shares rounded up to the nearest whole share, and with appropriate adjustments in the stated capital and additional paid-in-capital accounts of the Company, however, that no stockholder, computed on a per stock certificate of record basis, currently owning 100 or more shares shall be reduced to less than 100 shares, on the per stock certificate of record basis on the effective date hereof, and that no stockholder owning less than 100 shares, on the per stock certificate of record basis on the effective date hereof, shall be affected by the reverse split; such shares required to provide the minimum of 100 shares shall be conveyed to the Company by Jenson Services, Inc. The reverse split is to be effective on the date of filing of the Articles of Amendment with the Delaware Secretary of State.

     Effect of the Proposed Reverse Split. The effect of the proposed reverse split will be as follows:

     (a) The shares of each holder of record of 100 or fewer shares of Common Stock, on a per stock certificate of record basis, immediately before the reverse split will be unaffected;

     (b) The shares of each holder of record of 101 or more shares of Common Stock, on a per certificate of record basis, immediately before the reverse split will be converted into a number of shares of Common Stock equal to the number of shares held immediately prior to the reverse split divided by 40, with any fractional shares that would be created thereby being rounded up to the nearest whole share, however, that no stockholder, based on a per stock certificate of record basis on the effective date hereof, currently owning 100 or more shares shall be reduced to less than 100 shares as a result of the reverse split;

     (c) The Company's Articles of Incorporation currently authorize the issuance of 50,000,000 shares of Common Stock. As of the date of filing of this information statement, 21,600,000 shares of Common Stock were outstanding. Based upon the Company's best estimates, immediately following the reverse split of the Common Stock, approximately 534,355 shares of Common Stock will be outstanding. The reverse split will result in a 21,065,645 share reduction in the number of outstanding shares of Common Stock.

     Because shareholders who own 100 or less shares, based on a per stock certificate of record basis will not be affected by the reverse split, and holders who own 101 or more shares, based on a per stock certificate basis, will not be reduced to less than 100 shares, no stockholder will have his/her/its holdings reduced to zero; the reverse split will not affect the number of common stockholders.

     The Company's Common Stock is registered under Section 12 (g) of the 1934 Act. As a result, the Company is subject to the periodic reporting and other requirements of the 1934 Act. The reverse split will not effect the registration of the Company's Common Stock under the 1934 Act, and the Company does not
intend  to   terminate   its   registration   thereunder.

     In connection with the reverse split, the Company will obtain a new CUSIP number to appear on all certificates representing shares of Common Stock issued after the effective date of the reverse split. After the effective date, each certificate representing shares of Common Stock that were outstanding prior to the effective date will be deemed for all purposes to evidence ownership of one-fortieth the number of shares as is set forth on the face of the certificate (subject to the provisions mentioned above). Any stockholder wishing to receive a certificate bearing the new CUSIP number may do so, at his/her/its expense, at any time by contacting the Company's transfer agent at the following address for instructions for surrendering old certificates: American Registrar and Transfer 10 Exchange Place, Suite 705, P.O. Box 1789, Salt Lake City, Utah 84110. After the effective date of the reverse split, an old certificate presented to the transfer agent in settlement of a trade will be exchanged for a new certificate bearing the new CUSIP number.

     Because the number of shares represented by certificates that were issued prior to the reverse split will be adjusted to the appropriate number of post-split shares when submitted for transfer, the holders of pre-split certificates will not be required to exchange old certificates for new certificates, and their interest in the Company will not be prejudiced if they fail to do so.

     The par value of the Company's Common Stock and number of authorized shares of Common Stock will remain at one mill ($0.001) per share and 50,000,000, respectively, after the completion of the reverse spit. Because the number of issued and outstanding shares of Common Stock will be reduced by approximately 97.5% after the reverse split, the ratio of the number of authorized but unissued shares to the total number of shares authorized shares will increase. This increase could have an anti-takeover effect because the Company could, within the limits of applicable law, issue shares of Common Stock in one or more transactions that would make a corporate takeover more difficult and, therefore, less likely. Any such issuance could dilute the stock ownership or voting rights of persons seeking to take control of the Company.

     Pusposes of the Proposed Reverse Split. As a result of the reverse split, the number of authorized but unissued shares of Common Stock would increase from 28,400,000 shares to approximately 49,456,645 shares. Although the Company has no specific plans to issue Common Stock, the additional treasury shares would provide the Board of Directors with flexability in the management of the Company's capitalization and the provision of incentives to the Company's officers and other employees. The additional treasury shares could be used for many purposes, including: (i) the establishment of director or employee stock compensation plans; (ii) future acquisitions by the Company, due to fact that the Company has very limited assets and conducts no material operations, management anticipates that any future business venture would require the Company to issue shares of its common stock as the sole consideration to acquire the venture; (iii) future capital raising transactions. Unless required by law or regulatory authorities, the Company will not seek stockholder approval of any future Common Stock ussuances. No stockholder will have any preemptive or other preferential right to purchase any Common Stock that theCompany may issue in the future.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL APPROVING THE REVERSE SPLIT OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK.


VOTING   PROCEDURES.
-----------------

     The presence of a majority of the voting power of the Company's outstanding securities entitled to vote at the Meeting is required to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered represented at the Meeting for the purpose of determining a quorum.

     Under the Delaware Statutes and the Company's Bylaws, if a quorum exists, action on each of the proposals submitted to a vote of the stockholders shall be approved if a majority of the voting power present at the Meeting (in person or by proxy) votes in favor of the action. Each common stockholder will be entitled to one vote for each share of Common Stock held. See the caption "Record Date and Outstanding Shares," herein.

OTHER MATTERS.
-------------

     The Board of Directors is not aware of any business other than the aforementioned proposals that will be presented for consideration at the Meeting. If other matters properly come before the Meeting, it is the intention of the shareholders present at the meeting to vote thereon in accordance with her best judgment.


                              By Order of the Board of Directors



June 15, 1999                 Travis Jenson
                              President and Director